 As filed with the Securities and Exchange Commission on November 5, 1997
                                               Registration No. 333-____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                      -----------------------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        -------------------------------
                          REPUBLIC GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)

            DELAWARE                                                                                  75-1155922
                                                         ---------
(State or other jurisdiction of                (Primary Standard Industrial                        (I.R.S. Employer
 incorporation or organization)                 Classification Code Number)                     Identification Number)

                              811 EAST 30TH AVENUE
                         HUTCHINSON, KANSAS 67502-4341
                                 (316)727-2700
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  PHIL SIMPSON
                      CHAIRMAN OF THE BOARD, PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER
                          REPUBLIC GROUP INCORPORATED
                              811 EAST 30TH AVENUE
                         HUTCHINSON, KANSAS 67502-4341
                                 (316)727-2700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        -------------------------------
                                    Copy to:
                             Bryan E. Bishop, Esq.
                           Locke Purnell Rain Harrell
                          (A Professional Corporation)
                          2200 Ross Avenue, Suite 2200
                            Dallas, Texas 75201-6776
                                 (214) 740-8000
                        -------------------------------
   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  AS SOON AS
PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                        -------------------------------
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [x]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                        CALCULATION OF REGISTRATION FEE

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
==============================================================================================================================
                                                            Proposed Maximum        Proposed Maximum
     Title of Each Class of           Amount to Be         Offering Price Per      Aggregate Offering          Amount of
   Securities To Be Registered         Registered               Share(1)                Price(1)            Registration Fee
------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $1.00 par               500,000(1)               $18.50               $9,250,000                 $2,804
 value(2)
==============================================================================================================================

(1) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of Common Stock, par value $1.00 per share, of Republic Group Incorporated on the New York Stock Exchange on October 31, 1997.

(2) Includes associated Rights to purchase Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing Common Stock, and will be transferred with and only with Common Stock.

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


              Securities and Exchange Commission Filing Fee  . . . . . . . . . . . . . . . . . . . .      $    2,804.00
                                                                                                              ---------
              New York Stock Exchange Listing Fees . . . . . . . . . . . . . . . . . . . . . . . . .      $    1,500.00
                                                                                                              ---------
              Printing Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $      500.00
                                                                                                              ---------
              Legal and Accounting Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . .      $   16,500.00
                                                                                                              ---------
              Blue Sky Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $      500.00
                                                                                                              ---------
              Miscellaneous Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $      500.00
                                                                                                              ---------

                       Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $   22,304.00
                                                                                                             ==========
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ITEM 15.         INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify its directors, officers, employees and agents and to purchase insurance, with respect to liability arising out of their capacity or status as directors, officers, employees and agents. Section
145 further provides that the indemnification provided therein shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents of a corporation may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         Article Tenth of the Company's Amended and Restated Certificate of
Incorporation provides that the Company shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a credit against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors of officers or a director or officer of the Company, except in relation to matters as to which any such director or officer or former director or officer shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

         Article VI of the Company's Amended and Restated Bylaws (the "Bylaws") provides for indemnification of the Company's directors, officers, employees and agents in certain circumstances and sets forth certain procedures for such indemnification. Article VI of the Company's Bylaws, which are filed as
Exhibit 4.2 to this Registration Statement, is incorporated herein by reference.

         The Company has a directors and officers insurance policy insuring directors and officers and former directors and officers of the Company and its subsidiaries against damages, judgments, settlements and costs that any such persons may become legally obligated to pay on account of claims made against them, for any error, misstatement or misleading statement, act or omission, or neglect or breach of duty committed, attempted or allegedly committed or attempted by such persons in the discharge of their duties to the Company in their capacities as directors or officers, or any matter claimed against them solely by reason of their serving in such capacities.

ITEM 16.  EXHIBITS.

         4.1              Second Restated Certificate of Incorporation of the
                          Company (incorporated by reference to exhibit 3(a) to the Company's Quarterly Report on Form 10-Q, dated
                          November 13, 1996).

         4.2              Amended and restated Bylaws of the Company
                          (incorporated by reference to Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q, dated
                          November 13, 1996).

         4.3 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4 to the Company's registration
                          Statement on Form 8-A, dated October 25, 1984, SEC
                          File No. 1-7210).

         4.4              Amended and Restated Rights Agreement between the
                          Company and UMB Bank, N.A. as Rights Agent
                          (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K, dated November
                          22, 1996).

         4.5              Description of Rights to Purchase Common Stock
                          (incorporated by reference to Item 1 to the Company's
                          Registration Statement on Form 8-A/A, dated November
                          22, 1996).

         4.6              Prospectus relating to the Republic Group
                          Incorporated Dividend Reinvestment Plan.

         5.1              Opinion of Locke Purnell Rain Harrell (A Professional
                          Corporation).

         23.1             Consent of Arthur Andersen LLP.

         23.2             Consent of Locke Purnell Rain Harrell (A Professional
                          Corporation) (included in Exhibit 5.1).

         24.1             Powers of Attorney (included on signature pages).

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, post-effective amendment to this Registration Statement;

                 (i)      To include any prospectus required by Section
         10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregates represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
         Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               POWER OF ATTORNEY

     KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phil Simpson and Stephen L. Gagnon, and each of them, such individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby ratifying and confirming all that each such attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hutchinson, State of Kansas, on this 4th day of November, 1997.

                                        REPUBLIC GROUP INCORPORATED


                                        By:   /s/  PHIL SIMPSON
                                            ----------------------------
                                        Name:      Phil Simpson
                                        Title:     Chairman of the Board,
                                                   President and Chief
                                                   Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
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
          SIGNATURES                                 TITLE                                        DATE
          ----------                                 -----                                        ----
 /s/ PHIL SIMPSON                   Chairman of the Board, President and Chief            November 4, 1997
 --------------------------------   Executive Officer and Director (principal
 Phil Simpson                       executive officer)

 /s/ STEPHEN L. GAGNON              Executive Vice President and Director                 November 4, 1997
 --------------------------------
 Stephen L. Gagnon

 /s/ DOYLE R. RAMSEY                Vice President and Chief Financial Officer            November 4, 1997
 --------------------------------   (principal financial and accounting officer)
 Doyle R. Ramsey

 /s/ BERT A. NELSON                 Director                                              November 4, 1997
 --------------------------------
 Bert A. Nelson

 /s/ TALBOT RAIN                    Director                                              November 4, 1997
 --------------------------------
 Talbot Rain

 /s/ GERALD L. RAY                  Director                                              November 4, 1997
 --------------------------------
 Gerald L. Ray

 /s/ ROBERT F. SEXTON               Director                                              November 4, 1997
 --------------------------------
 Robert F. Sexton

 /s/ DAVID P. SIMPSON               Director                                              November 4, 1997
 --------------------------------
 David P. Simpson

 /s/ L.L. WALLACE                   Director                                              November 4, 1997
 --------------------------------
 L.L. Wallace

 /s/ DAVID B. YARBROUGH             Director                                              November 4, 1997
 --------------------------------
 David B. Yarbrough

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                   DESCRIPTION OF EXHIBITS
------                   -----------------------
4.1       Second Restated Certificate of Incorporation of the Company
          (incorporated by reference to exhibit 3(a) to the Company's Quarterly
          Report on Form 10-Q, dated November 13, 1996).

4.2 Amended and restated Bylaws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q, dated
          November 13, 1996).

4.3       Specimen Common Stock Certificate (incorporated by reference to
          Exhibit 4 to the Company's registration Statement on Form 8-A, dated
          October 25, 1984, SEC File No. 1-7210).

4.4       Amended and Restated Rights Agreement between the Company and UMB
          Bank, N.A. as Rights Agent (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K, dated November 22, 1996).

4.5 Description of Rights to Purchase Common Stock (incorporated by reference to Item 1 to the Company's Registration Statement on Form
          8-A/A, dated November 22, 1996).

4.6       Prospectus relating to the Republic Group Incorporated Dividend
          Reinvestment Plan.

5.1       Opinion of Locke Purnell Rain Harrell (A Professional Corporation).

23.1      Consent of Arthur Andersen LLP.

23.2      Consent of Locke Purnell Rain Harrell (A Professional Corporation)
          (included in Exhibit 5.1).

24.1      Powers of Attorney (included on signature pages).
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